Exhibit 99.1

*** NEWS RELEASE ***

TO:	All Area News Agencies

FROM:	First Commonwealth
Financial Corporation

DATE/TIME	January 18, 2011/4:00 PM

FIRST COMMONWEALTH DECLARES INCREASED QUARTERLY DIVIDEND

INDIANA, PA – The Board of Directors of First Commonwealth Financial Corporation (NYSE:FCF) declared a dividend on January 18, 2011 of $0.03 per share payable on February 15, 2011, to shareholders of record at the close of business January 31, 2011. This dividend represents a $0.02 per share increase over the previous quarter and a 2% projected annual yield utilizing the December 31, 2010 closing market price of $7.08.

About First Commonwealth Financial Corporation

First Commonwealth Financial Corporation is a $5.9 billion financial holding company headquartered in Indiana, Pennsylvania. It operates 115 retail branch offices in 15 counties in western and central Pennsylvania through First Commonwealth Bank, a Pennsylvania chartered bank and trust company. Financial services and insurance products are also provided through First Commonwealth Insurance Agency and First Commonwealth Financial Advisors, Inc.

CONTACT: First Commonwealth Financial Corporation

Investor Relations: Donald A. Lawry, Vice President 724-349-7220
Media: Susie Barbour, Communications & Media Relations Supervisor 724-463-5618

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